EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-134291, 333-104011, 333-84312, 333-57244, 333-34312 and 333-39627 on Form S-8 of our report dated December 28, 2007, relating to the consolidated financial statements of Datawatch Corporation appearing in this Annual Report on Form 10-K of Datawatch Corporation for the year ended September 30, 2007.

/s/ DELOITTE & TOUCHE LLP

Boston, Massachusetts
December 28, 2007